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                                                                  Exhibit 4(d)




                                 COMMON STOCK

Incorporated under the laws                              ______________ Shares
of the State of New Jersey

                               See reverse for
                             certain definitions

                                                              CUSIP __________


                              E'TOWN CORPORATION


THIS CERTIFIES THAT ________________________ IS THE OWNER OF
____________________________________________________________
fully paid and non-assessable shares without par value of the Common Stock of E'TOWN CORPORATION (hereinafter called the Corporation) transferable on the books of the Corporation in person or by duly authorized attorney upon the surrender of this certificate properly endorsed.

          This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation pursuant to which the Corporation was formed and all amendments thereto and to the By-Laws of the Corporation, copies of which are on file with the Corporation and the Transfer Agent and to all of which the holder of this certificate by the acceptance hereof assents and agrees.

          This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

          Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


COUNTERSIGNED AND REGISTERED:


T
THE BANK OF NEW YORK, (NEW YORK)   By:  /s/ Walter M. Braswell
TRANSFER AGENT AND REGISTRAR            ------------------------------
                                        Secretary


By: ______________________         By:  /s/ Robert W. Kean, Jr.
AUTHORIZED SIGNATURE                    ------------------------------
                                        Chairman of the Board